Exhibit 5.1

[LETTERHEAD OF ELIZABETH H. JONES, ESQ.]

January 27, 2025

Duke Energy Corporation

525 South Tryon Street

Charlotte, NC 28202

RE:	Duke Energy Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

I am Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Corporation, a Delaware corporation (the “Company”), and have acted as its counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 5,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Company’s InvestorDirect Choice Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Plan; (ii) the Registration Statement; (iii) a specimen certificate representing the Common Stock; (iv) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (v) the By-Laws of the Company, as amended to date and currently in effect; and (vi) certain resolutions of the Board of Directors of the Company authorizing the Registration Statement with respect to the Common Stock to be issued under the Plan. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and I do not express any opinion as to the effect of any other laws on the opinions stated herein.

Based upon and subject to the foregoing, I am of the opinion that when (i) necessary corporate action has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, (ii) the Registration Statement becomes effective under the Act and (iii) shares of Common Stock have been issued and delivered by the Company and the entire amount of consideration therefor has been received in full by the Company, in each case in accordance with the terms of the Plan, such shares of the Common Stock will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption “Certain Legal Matters” in the Registration Statement. In giving these consents, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Elizabeth H. Jones

Elizabeth H. Jones
Deputy General Counsel